                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                 CONTACT:  R. Gregory Lewis
                                                                (615) 269-1900



                       J. ALEXANDER'S CORPORATION REPORTS
                    SALES AND INCOME GAINS FOR THIRD QUARTER

                    SAME STORE SALES RISE 7.2% FOR THE PERIOD


         NASHVILLE, Tenn., Nov. 4, 2004 --- J. Alexander's Corporation (AMEX:
JAX) today reported higher net sales and net income for the third quarter and first nine months of 2004.

         For the third quarter ended September 26, 2004, J. Alexander's Corporation recorded net sales of $28,794,000, up 11.5% from net sales of $25,832,000 in the comparable period of 2003. Net income for the most recent quarter rose 49% to $265,000, or $.04 per diluted share, up from net income of $178,000, or $.03 per diluted share, posted in the corresponding period a year ago. Income before income taxes for the third quarter of 2004 reached $387,000, up from income before income taxes of $123,000 recorded in the third period a year ago.

         "Our financial performance for the third quarter of 2004, as has been the case for most of the year, was solid with the exception of higher cost of sales and the disappointing sales performance and continuing operating losses of our two newest restaurants opened in the fourth quarter of last year," said Lonnie J. Stout II, chairman, president and chief executive officer. "The effect of the hurricanes on our four restaurants in Florida also negatively affected our performance for the quarter," he explained.

J. Alexander's Third Quarter Results - 2


         Cost of sales rose from 32.6% in the third quarter a year ago to 33.8% in the period just ended due primarily to consistently higher input costs in most of the Company's major food categories. Total restaurant operating expenses as a percentage of sales increased to 90.1% in the third quarter of 2004 from 88.3% in the same period of 2003.

         Stout reiterated that the Company buys only fresh poultry, thus prices are not under contract. He pointed out that although prices have moderated somewhat, they remained at high levels throughout most of the third quarter. He also noted that while prices for most of the Company's beef purchases are fixed by contract until March of 2005, these prices will be significantly higher than those paid by the Company in the fourth quarter of 2003.

         Stout said that while sales of the Company's two newest restaurants remain below expectations and they continue to post significant operating losses, he expects improvement over time. He said it will take them longer to reach profitability than management would typically expect for a new restaurant, but also noted that a number of the Company's now successful restaurants experienced slow sales builds.

         The J. Alexander's Corporation CEO pointed out that the Company also posted another quarter of significant increases in same store sales. For the period just ended, the Company had average weekly same store sales per restaurant of $85,400, a gain of 7.2% over $79,700 in the comparable period of the prior year. These same store sales results are based on 24 restaurants open for more than 18 months and exclude the effect of a total of 24 days the Company's restaurants were closed in the third quarter of 2004, primarily due to hurricanes, and eight days restaurants were closed in the third quarter of

J. Alexander's Third Quarter Results - 3


2003, primarily due to the mid-western power outage. Same store sales computed without adjustment for days the Company's restaurants were closed in the third quarters of 2003 and 2004 increased by 6.3%. For the most recent quarter, the average weekly sales per restaurant climbed 3.9% to $82,600 from $79,500 in the corresponding period of 2003.

         "We were extremely pleased with same store sales results," Stout continued. "We estimate approximately $300,000 in sales were lost due to the hurricanes and severe weather which affected the southeastern United States in August and September. We experienced strong performance from the restaurants in the same store base despite the impact of these storms on sales and profitability, particularly on our four restaurants located in Florida."

         During the third quarter of 2004, J. Alexander's Corporation did not record any pre-opening expenses, while for the third period of 2003, the Company incurred pre-opening expenses of $236,000. Also, the Company recorded $207,000 of non-cash compensation expense in its previously restated financial statements in the third quarter of 2003 in connection with a variable plan stock option award granted to the Company's CEO in 1999. The exercise price of the option was fixed in the second quarter of 2004, after which no further compensation expense was required to be recognized under current accounting rules.

         For the first nine months of 2004, J. Alexander's Corporation recorded net sales of $89,430,000, up from net sales of $78,697,000 achieved in the same three quarters of 2003. Net income for the first nine months of 2004 reached $1,789,000, or $.26 per diluted share, a gain of 49% over net income of $1,202,000, or $.18 per diluted share,

J. Alexander's Third Quarter Results - 4


earned in the comparable reporting period of 2003. Income before income taxes was $2,631,000 in the first three quarters of 2004, up from income before income taxes of $1,712,000 reported in the same three periods of 2003. Last year's results included pre-opening expenses of $526,000 while no pre-opening expense was included in the first nine months of 2004. Last year's year-to-date results also included $329,000 of non-cash compensation expense recognized in connection with the variable plan stock option awarded in 1999.

         Weekly average same store sales per restaurant, based on 24 restaurants open for more than 18 months and excluding the effect of lost sales days, increased 7.7% to $87,800 in the first three quarters of 2004 from $81,500 posted in the first nine months of 2003. Same store sales computed without adjustment for lost sales days in 2003 or 2004 increased 7.5%. For the first three quarters of the current year, the average weekly sales per restaurant rose 4.6% to $85,000 from $81,300 recorded in the first nine months of 2003.

         According to Stout, the Company is continuing to evaluate development opportunities in its existing markets, as well as other major metropolitan areas previously targeted as promising upscale markets. No restaurants are planned for opening in the final quarter of 2004. However, J. Alexander's Corporation's goal is to open one or two new restaurants in 2005.

          Stout said the final quarter of 2004 should reflect a continuation of same store sales growth. He also said that pressure on operating margins will continue from high input costs, including higher costs for some items caused by hurricane-related product shortages. He also noted that the Company expects to benefit from an extra week in its

J. Alexander's Third Quarter Results - 5


fourth quarter of 2004 resulting from a 53rd week which will be included in the current fiscal year.

         "We continued to record robust sales increases in October from the restaurants in our same store sales base," he said. "While we remain very sensitive to our guest count trends, we are considering an additional price increase in selected restaurants in the fourth quarter," Stout explained. "We believe this will improve our cost of sales and provide us with an opportunity to reach our fourth quarter business plan targets."

         J. Alexander's Corporation presently owns 27 J. Alexander's contemporary, upscale, American casual dining restaurants which place a special emphasis on food quality and professional service. The Company's restaurants are located in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is based in Nashville, Tennessee.

         This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company's ability to increase sales in certain of its restaurants, especially two of the newer restaurants that are not performing at satisfactory levels; changes in business or economic conditions, including rising food costs and product shortages; the number and timing of new restaurant openings and its ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by our new restaurants with our existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company's reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and the American Stock Exchange. These as well as other factors are discussed in detail in the Company's filings made with the Securities and Exchange Commission and other communications.

J. Alexander's Third Quarter Results - 6


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Quarters Ended              Nine Months Ended
                                                    -----------------------       ----------------------
                                                    SEPT 26         Sept 28        SEPT 26       Sept 28
                                                      2004            2003           2004          2003
                                                    --------       --------       --------       --------
                                                                  (Restated)                    (Restated)
Net sales ....................................      $ 28,794       $ 25,832       $ 89,430       $ 78,697

Costs and expenses:
   Cost of sales .............................         9,742          8,418         30,137         25,345
   Restaurant labor and related costs ........         9,374          8,519         28,360         25,751
   Depreciation and amortization of restaurant
     property and equipment ..................         1,162          1,065          3,460          3,201
   Other operating expenses ..................         5,662          4,814         16,890         14,332
                                                    --------       --------       --------       --------
     Total restaurant operating expenses .....        25,940         22,816         78,847         68,629

General and administrative expenses ..........         1,922          2,175          6,288          6,217
Pre-opening expense ..........................            --            236           --              526
                                                    --------       --------       --------       --------
Operating income .............................           932            605          4,295          3,325
Other income (expense):
   Interest expense, net .....................          (518)          (500)        (1,574)        (1,594)
   Other, net ................................           (27)            18            (90)           (19)
                                                    --------       --------       --------       --------
     Total other expense .....................          (545)          (482)        (1,664)        (1,613)
                                                    --------       --------       --------       --------
Income before income taxes ...................           387            123          2,631          1,712
Income tax (provision) benefit ...............          (122)            55           (842)          (510)
                                                    --------       --------       --------       --------
Net income ...................................      $    265       $    178       $  1,789       $  1,202
                                                    ========       ========       ========       ========

Earnings per share:
   Basic earnings per share ..................      $    .04       $    .03       $    .28       $    .18
                                                    ========       ========       ========       ========

   Diluted earnings per share ................      $    .04       $    .03       $    .26       $    .18
                                                    ========       ========       ========       ========

Weighted average number of shares:
   Basic earnings per share ..................         6,450          6,424          6,443          6,504
   Diluted earnings per share ................         6,776          6,632          6,784          6,627

J. Alexander's Third Quarter Results - 7


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES

                                                                   Quarters Ended            Nine Months Ended
                                                               ---------------------        --------------------
                                                               SEPT 26       Sept 28        SEPT 26      Sept 28
                                                                2004           2003           2004         2003
                                                                -----          -----          -----       -----
                                                                            (Restated)                 (Restated)
Net sales..............................................         100.0%         100.0%         100.0%      100.0%

Costs and expenses:
   Cost of sales.....................................            33.8           32.6           33.7        32.2
   Restaurant labor and related costs................            32.6           33.0           31.7        32.7
   Depreciation and amortization of restaurant
     property and equipment..........................             4.0            4.1            3.9         4.1
   Other operating expenses..........................            19.7           18.6           18.9        18.2
                                                                 ----           ----           ----        ----
     Total restaurant operating expenses.............            90.1           88.3           88.2        87.2

General and administrative expenses..................             6.7            8.4            7.0         7.9
Pre-opening expense..................................               -            0.9              -         0.7
                                                                 ----          -----           ----        ----
Operating income.....................................             3.2            2.3            4.8         4.2
Other income (expense):
   Interest expense, net............................             (1.8)          (1.9)          (1.8)       (2.0)
   Other, net........................................            (0.1)           0.1           (0.1)         --
                                                                 ----           ----           ----        ----
     Total other expense.............................            (1.9)          (1.9)          (1.9)       (2.0)
                                                                 ----           ----           ----        ----
Income before income taxes...........................             1.3            0.5            2.9         2.2
Income tax (provision) benefit.......................            (0.4)           0.2           (0.9)       (0.6)
                                                                 ----           ----           ----        ----

Net income...........................................             0.9%           0.7%           2.0%        1.5%
                                                                 ====           ====          =====       =====
Note:  Certain percentage totals do not sum due to rounding.

AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant..................         $82,600        $79,500        $85,000     $81,300
Percent increase.....................................            +3.9%                         +4.6%

Same store weekly sales per restaurant (1)...........         $85,400        $79,700        $87,800     $81,500
Percent increase.....................................            +7.2%                         +7.7


(1) Includes the twenty-four restaurants open for more than eighteen months and excludes the effect of days restaurants were closed during the respective periods.

J. Alexander's Third Quarter Results - 8



J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                SEPTEMBER 26  December 28
                                                    2004          2003
                                                ------------  -----------
                                 ASSETS

Current Assets
      Cash and cash equivalents .............      $ 3,487      $ 1,635
      Deferred income taxes .................          791          791
      Other current assets ..................        1,963        2,707
                                                   -------      -------
         Total current assets ...............        6,241        5,133

Other assets ................................        1,089        1,009
Property and equipment, net .................       71,942       73,613
Deferred income taxes .......................        1,884        1,884
Deferred charges, net .......................          822          898
                                                   -------      -------
                                                   $81,978      $82,537
                                                   =======      =======



         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .........................      $ 8,442      $10,891
Long-term obligations .......................       24,215       24,642
Other long-term liabilities .................        2,978        2,572
Stockholders' equity ........................       46,343       44,432
                                                   -------      -------
                                                   $81,978      $82,537
                                                   =======      =======